UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Salient MLP and Energy Infrastructure Fund
(Exact Name of Registrant as Specified in this Charter)

Delaware	[Pending]
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

265 San Felipe, Suite 800
Houston, Texas	77027
(Address of Principal Executive Office)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [  ]

Securities Act registration statement file number to which this form relates:  333-172654

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered

Common Shares of Beneficial Interest,	New York Stock Exchange
$0.01 Par Value Per Unit

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:  Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities to be registered is incorporated by reference to the description contained under the caption “Description of Capital Structure” in the Registrant’s Registration Statement on Form N-2 (Nos. 333-172654 and 811-22530) as filed electronically with the Securities and Exchange Commission on March 7, 2011 (Accession No. 0000898432-11-000313) (“Registration Statement on Form N-2”), as the same may be amended.

Item 2:  Exhibits.

(a)	The following exhibits are being filed with the Commission:

1.	Registrant’s Registration Statement on Form N-2 is incorporated herein by reference.

2.	Certificate of Trust of Registrant, which was filed electronically as exhibit (a)(1) to the Registrant’s Registration Statement on Form N-2, is incorporated herein by reference.

3.	Agreement and Declaration of Trust of Registrant, which was filed electronically as exhibit (a)(2) to the Registrant’s Registration Statement on Form N-2, is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized, this 8th day of March 2011.

Salient MLP and Energy Infrastructure Fund

By: /s/ A. Haag Sherman
Name: A. Haag Sherman
Title: Trustee and Principal Executive Officer